                      DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors and trustees of the below listed open-end investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                             1933 Act      1940 Act
                                                           Reg. Number   Reg. Number
                                                           -----------   -----------
RiverSource Bond Series, Inc.                                 2-72174      811-3178
RiverSource California Tax-Exempt Trust                       33-5103      811-4646
RiverSource Dimensions Series, Inc.                           2-28529      811-1629
RiverSource Diversified Income Series, Inc.                   2-51586      811-2503
RiverSource Equity Series, Inc.                               2-13188       811-772
RiverSource Global Series, Inc.                              33-25824      811-5696
RiverSource Government Income Series, Inc.                    2-96512      811-4260
RiverSource High Yield Income Series, Inc.                    2-86637      811-3848
RiverSource Income Series, Inc.                               2-10700       811-499
RiverSource International Managers Series, Inc.             333-64010     811-10427
RiverSource International Series, Inc.                        2-92309      811-4075
RiverSource Investment Series, Inc.                           2-11328        811-54
RiverSource Large Cap Series, Inc.                            2-38355      811-2111
RiverSource Managers Series, Inc.                           333-57852     811-10321
RiverSource Market Advantage Series, Inc.                    33-30770      811-5897
RiverSource Money Market Series, Inc.                         2-54516      811-2591
RiverSource Sector Series, Inc.                              33-20872      811-5522
RiverSource Selected Series, Inc.                             2-93745      811-4132
RiverSource Series Trust                                   333-131683     811-21852
RiverSource Short Term Investments Series, Inc.                   N/A     811-21914
RiverSource Special Tax-Exempt Series Trust                   33-5102      811-4647
RiverSource Strategic Allocation Series, Inc.                 2-93801      811-4133
RiverSource Strategy Series, Inc.                             2-89288      811-3956
RiverSource Tax-Exempt Series, Inc.                           2-57328      811-2686
RiverSource Tax-Exempt Income Series, Inc.                    2-63552      811-2901
RiverSource Tax-Exempt Money Market Series, Inc.              2-66868      811-3003
RiverSource Variable Portfolio-Income Series, Inc.            2-73113      811-3219
RiverSource Variable Portfolio-Investment Series, Inc.        2-73115      811-3218
RiverSource Variable Portfolio-Managed Series, Inc.           2-96367      811-4252
RiverSource Variable Portfolio-Managers Series, Inc         333-61346     811-10383
RiverSource Variable Portfolio-Money Market Series, Inc.      2-72584      811-3190
RiverSource Variable Portfolio-Select Series, Inc.         333-113780     811-21534
RiverSource Variable Series Trust                          333-146374     811-22127

Seligman Capital Fund, Inc.                                 002-33566     811-01886
Seligman Cash Management Fund, Inc.                         002-56805     811-02650
Seligman Common Stock Fund, Inc.                            002-10835     811-00234
Seligman Communications and Information Fund, Inc.          002-80168     811-03596
Seligman Core Fixed Income Fund, Inc.                       333-63546     811-10423
Seligman Frontier Fund, Inc.                                002-92487     811-04078
Seligman Global Fund Series, Inc.                           033-44186     811-06485
Seligman Growth Fund, Inc.                                  002-10836     811-00229
Seligman High Income Fund Series                            002-93076     811-04103
Seligman Income and Growth Fund, Inc.                       002-10837     811-00525
Seligman LaSalle Real Estate Fund Series, Inc.             333-105799     811-21365
Seligman Municipal Fund Series, Inc.                        002-86008     811-03828
Seligman Municipal Series Trust                             002-92569     811-04250
Seligman New Jersey Municipal Fund, Inc.                    033-13401     811-05126
Seligman Pennsylvania Municipal Fund Series                 033-05793     811-04666
Seligman Portfolios, Inc.                                   033-15253     811-05221
Seligman TargetHorizon ETF Portfolios, Inc.                333-126647     811-21788
Seligman Asset Allocation Series, Inc.                      333-85111     811-09545
Seligman Value Fund Series, Inc.                            333-20621     811-08031
Seligman LaSalle International Real Estate Fund, Inc.      333-141258     811-22031
Seligman Select Municipal Fund, Inc.                        033-32582     811-05976
                                                              (common)
                                                            033-33727
                                                           (preferred)
Tri-Continental Corporation                                     *         811-00266
(Common, Preferred, Warrants)

* Each time additional shares are registered for Tri-Continental Corporation, the SEC assigns a new '33 Act file number.

hereby constitutes and appoints Stephen R. Lewis, Jr., any other member of the Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 8th day of January, 2009.


/s/ Kathleen A. Blatz
-------------------------------------
Kathleen A. Blatz


/s/ Arne H. Carlson
-------------------------------------
Arne H. Carlson


/s/ Pamela G. Carlton
-------------------------------------
Pamela G. Carlton


/s/ Patricia M. Flynn
-------------------------------------
Patricia M. Flynn


/s/ Anne P. Jones
-------------------------------------
Anne P. Jones


/s/ Jeffrey Laikind
-------------------------------------
Jeffrey Laikind


/s/ Stephen R. Lewis, Jr.
----------------------------------------
Stephen R. Lewis, Jr.


/s/ John F. Maher
----------------------------------------
John F. Maher


/s/ Catherine James Paglia
----------------------------------------
Catherine James Paglia


/s/ Leroy C. Richie
----------------------------------------
Leroy C. Richie


/s/ Alison Taunton-Rigby
----------------------------------------
Alison Taunton-Rigby


/s/ William F. Truscott
----------------------------------------
William F. Truscott